CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 of The Real Brokerage Inc., of our report dated March 18, 2022, relating to the financial statements of The Real Brokerage Inc., appearing in the Annual Report on Form 40-F of The Real Brokerage Inc., for the year ended December 31, 2021.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

July 22, 2022